UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2008
ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Alpha Place, P.O. Box 2345,
Abingdon, VA 24212
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (276) 619-4410
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 28, 2008, Alpha Natural Resources, Inc. (the “Company”) and its subsidiary, Alpha Natural Resources, LLC (“ANR LLC”), entered into a Third Amendment and Joinder Agreement (“the Third Amendment”) to amend the Credit Agreement (as previously amended, the “Credit Agreement”), dated as of October 26, 2005, among Alpha NR Holding, Inc. (“Holdings”), ANR LLC, as borrower, the Lenders and Issuing Banks party thereto from time to time (the “Banks”), and Citicorp North America, Inc., as administrative agent (in such capacity, the “Agent”) and as collateral agent for the Banks. The Third Amendment amended the Credit Agreement to increase the amount available under its revolving line of credit from $275.0 million to $375.0 million. The Third Amendment is filed as Exhibit 10.1 to this report and incorporated herein by reference.
On March 31, 2008, the Company and ANR LLC amended the Credit Agreement by entering into a Fourth Amendment and Consent to the Credit Agreement among the Company, ANR LLC, the Agent and the Banks (the “Fourth Amendment”). The Fourth Amendment amended the Credit Agreement to, among other things, delete the covenant that restricted the Company from engaging in any business or activity other than certain specified activities and to remove the Company from the application of all of the other negative covenants in the Credit Agreement (which are described in the “Liquidity and Capital Resources—Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s 2007 Annual Report on Form 10-K). In lieu of being subject to all of the existing negative covenants in the Credit Agreement, the Fourth Amendment imposes on the Company restrictive covenants that prohibit it from: (i) changing its fiscal year, (ii) acquiring capital stock in any other person other than ANR LLC or granting liens on the capital stock of ANR LLC, (iii) acquiring any division of or assets constituting a line of business of any other person or engaging in any line of business and (iv) incurring any debt, except that the Company may incur debt as long as ANR LLC would be in pro forma compliance with the Credit Agreement’s maximum leverage ratio and minimum interest coverage ratio financial performance covenants, which are tested based on the Company’s consolidated financial results. The Fourth Amendment further provides that any debt of the Company that would have been permitted under the Credit Agreement had it been incurred by ANR LLC, will reduce on a dollar-for-dollar basis the amount of debt that ANR LLC would otherwise be permitted to incur under the Credit Agreement. The Company also remains a guarantor of the Credit Agreement obligations, which guarantee is secured by lien in favor of the Agent and the Banks over all of the Company’s assets, including a pledge of the capital stock of ANR LLC.
The Fourth Amendment provides a new exception to the covenant restricting dividends to permit ANR LLC to pay dividends or make distributions to the Company (i) to make scheduled payments of interest (and fees and expenses) then due on convertible notes or then due in respect of any “qualified” debt (which means any debt, other than the convertible notes, that could have been incurred instead by ANR LLC in compliance with the Credit Agreement), (ii) to make payments of principal or premium then due in respect of any “qualified” debt as long as such payments would be permitted under the Credit Agreement at that time if ANR LLC or a restricted subsidiary, rather than the Company, were the obligor of such “qualified” debt and were making such payments, (iii) to make payments of principal or premium on the convertible notes not to exceed $20.0 million in the aggregate for the term of the Credit Agreement that become due solely as a result of the conversion of convertible notes (and not as a result of any reason other than conversion, such as mandatory repurchases of convertible notes in connection with the occurrence of certain events) and (iv) so long as the “payment tests” described in the next paragraph are satisfied immediately before and after such dividends or distributions are paid, to make payments of principal or premium on the convertible notes in excess of $20.0 million that become due solely as a result of the conversion of convertible notes (and not as a result of any reason other than conversion, such as mandatory repurchases of convertible notes in connection with the occurrence of certain events).
The “payment tests” referred to above are: (1) ANR LLC must be in pro forma compliance with (A) the Credit Agreement’s maximum leverage ratio and minimum interest coverage ratio financial performance covenants and (B) a new maximum senior secured leverage ratio test (defined as the ratio of the Company’s consolidated debt that is secured by a lien less unrestricted cash and cash equivalents to EBITDA (or, as defined in the Credit Agreement, Adjusted EBITDA)) of 2.5:1.0 until January 1, 2009 and 2.0:1.0 thereafter, (2) the sum of the unused commitments under the Credit Agreement’s revolving line of credit plus its unrestricted cash and cash equivalents must not be less than $100.0 million and (3) no event of default under the Credit Agreement can have occurred and be continuing.

In addition, the Fourth Amendment also (i) revises the covenant restricting the lines of business in which the Company and its subsidiaries may engage to clarify that any businesses or activities that are within the mining and/or energy industries generally are permitted lines of business as long as the core business remains coal mining and (ii) creates a new exception to the lien covenant to permit the granting of liens on the capital stock of the ANR LLC’s unrestricted subsidiaries to secure debt of those subsidiaries.
The Fourth Amendment is filed as Exhibit 10.2 to this report and incorporated herein by reference.
The foregoing descriptions of the Third Amendment and Fourth Amendment are summaries and are not meant to be complete descriptions of each agreement. These descriptions are qualified in their entirety by reference to the detailed provisions of the Third and Fourth Amendment.
The Lenders and their affiliates have provided and may provide certain other commercial banking, financial advisory and investment banking services for the Company and its subsidiaries for which they receive fees, including acting as underwriters in the Company’s concurrent common stock and convertible notes offerings and acting as trustee under the Company’s debt indentures.
Item 8.01 Other Events.
On April 1, 2008, the Company issued two press releases announcing the launch and pricing, respectively, of its concurrent public offerings of common stock and convertible notes. The Company also announced the launch of a tender offer for the 10% Senior Notes Due 2012 co-issued by two of its subsidiaries. A copy of the press releases are furnished as Exhibits 99.1 and 99.2.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
1.1 Underwriting Agreement, dated April 1, 2008, among Alpha Natural Resources, Inc. (the “Company”) and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters.
1.2 Underwriting Agreement, dated April 1, 2008, among the Company and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters.
10.1 Third Amendment and Joinder Agreement, dated as of March 28, 2008, among the Company (as successor by merger to Alpha NR Holding, Inc. (“Holdings”)), Alpha Natural Resources, LLC (“ANR LLC”), Citicorp North America, Inc., as administrative agent and as collateral agent (the “Agent”), and the Lenders and Issuing Banks (the “Banks”) party thereto from time to time, to the Credit Agreement (the “Credit Agreement”), dated as of October 26, 2005, among Holdings, ANR LLC, the Banks and the Agent, as amended.
10.2 Fourth Amendment and Consent, dated as of March 31, 2008, among the Company, ANR LLC, the Agent and the Banks party thereto from time to time, to the Credit Agreement.
12.1 Computation of Pro Forma Ratio of Earnings to Fixed Charges.
99.1 Press release dated April 1, 2008.
99.2 Press release dated April 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.
April 3, 2008	By:	/s/ Vaughn R. Groves
		Name:	Vaughn R. Groves
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1
Underwriting Agreement, dated April 1, 2008, among Alpha Natural Resources, Inc. (the “Company”) and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters.

1.2	Underwriting Agreement, dated April 1, 2008, among the Company and UBS Securities LLC and Citigroup Global Markets Inc., as representatives of the several underwriters.

10.1
Third Amendment and Joinder Agreement, dated as of March 28, 2008, among the Company (as successor by merger to Alpha NR Holding, Inc. (“Holdings”)), Alpha Natural Resources, LLC (“ANR LLC”), Citicorp North America, Inc., as administrative agent and as collateral agent (the “Agent”), and the Lenders and Issuing Banks (the “Banks”) party thereto from time to time, to the Credit Agreement (the “Credit Agreement”), dated as of October 26, 2005, among Holdings, ANR LLC, the Banks and the Agent, as amended.

10.2	Fourth Amendment and Consent, dated as of March 31, 2008, among the Company, ANR LLC, the Agent and the Banks party thereto from time to time, to the Credit Agreement.

12.1	Computation of Pro Forma Ratio of Earnings to Fixed Charges.

99.1	Press release dated April 1, 2008.

99.2	Press release dated April 1, 2008.

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